UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________

FORM 8-K
___________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 7, 2020
___________________________________________________
BANDWIDTH INC.
(Exact name of registrant as specified in its charter)
___________________________________________________

Delaware	001-38285	56-2242657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 Main Campus Drive
Raleigh, NC 27606
(Address of principal executive offices) (Zip Code)
(800) 808-5150
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BAND	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01 Regulation FD Disclosure.
On April 7, 2020, the Council of State authorized the sale by the State of North Carolina (the “State”) to Bandwidth Inc. (“Bandwidth”) of approximately 40 acres of vacant land located at the southwest quadrant of Reedy Creek Road and Edwards Mill Road in Raleigh, North Carolina (the “Land”). The consideration for the proposed sale of the Land to Bandwidth is $30,000,000.
If Bandwidth completes the acquisition of the Land, Bandwidth will construct, at Bandwidth’s expense, a parking lot and related improvements (the “Parking Improvements”) on land adjacent to the approximately 40 acres to be sold to Bandwidth that will be retained by the State (the “Adjoining Land”). In order for Bandwidth to construct the Parking Improvements, the State will provide to Bandwidth a short-term ground lease to the Adjoining Land. Upon completion of the Parking Improvements, the ground lease to the Adjoining Land will terminate and the State will assume ownership of the Parking Improvements. If Bandwidth constructs covered parking on the Land, Bandwidth also will enter into an agreement with the State for the State’s use of Bandwidth’s parking facilities on the Land during the annual eleven-day period when the State’s State Fair operates.
The purchase and sale of the Land, as well as the transactions described above, remain subject to the execution of definitive agreements. No definitive agreements relating to the purchase and sale of the Land or the transactions described above have been signed at this time. Bandwidth anticipates that any definitive agreements also will be subject to due diligence and other customary closing conditions.
Bandwidth anticipates that Bandwidth may assign its rights and obligations under any definitive agreements to a third party real estate developer. Bandwidth anticipates that, if Bandwidth assigns its rights and obligations, Bandwidth would concurrently enter into a lease for one or more buildings to be constructed on the Land by the third party real estate developer.
The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Forward-Looking Statements
In this Current Report on Form 8-K, we make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements. Forward-looking statements generally can be identified by the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “estimate,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations strategy, plans or intentions.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Bandwidth Inc. press release, dated April 7, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDWIDTH INC.

Date: April 7, 2020	By:	/s/ Jeffrey A. Hoffman
	Name:	Jeffrey A. Hoffman
	Title:	Chief Financial Officer